Exhibit 99.1

News Release

Drilling Tools International Corp. Reports
2023 Full Year and Fourth Quarter Results

Company Provides 2024 Full Year Outlook

Estimated adjusted free cash flow to more than double in 2024

HOUSTON — March 27, 2024 — Drilling Tools International Corp., (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, today reported its 2023 full year results and provided its 2024 full year outlook.

2023 Full Year Highlights

Revenue	$152 million
Net Income	$14.7 million
Adjusted EBITDA(1)	$51 million
Adjusted EBITDA Margin(1)	33.6%
Adjusted Free Cash Flow(1)(2)	$7.3 million

Wayne Prejean, CEO of DTI, stated, “We are pleased to report that after only eight months as a public company, we are successfully implementing the strategic plans we outlined during our public offering. On top of reporting robust results for 2023, we have been extremely active since year end by: 1) entering into a definitive agreement to acquire Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP”); 2) closing the acquisition of Deep Casing Tools; and 3) improving liquidity and strengthening our balance sheet by amending and extending our ABL Credit Facility. This provides for a revolving line of credit in a principal amount of up to $80 million and a single draw term loan in a principal amount of $25 million, both maturing in March 2029, to further support our growth strategy.

“As a market leader in providing downhole tool rentals for both North American land and Gulf of Mexico deepwater drilling operations, DTI’s extensive rental model, broad distribution capabilities and diverse customer base across multiple basins provides us with a significant competitive advantage and through-cycle outperformance, especially during volatile commodity price cycles. In contrast to larger capital-intensive equipment companies in the oilfield services sector, our rental tools are easily deployable to various locations to serve our clients’ needs. We believe the ability to scale our operations as needed across our extensive footprint allows us to better support customers in the field, and, with over 65,000 rental tools in our fleet, we are well positioned to support our customers’ complex drilling and producing activities.”

Prejean continued, “Additionally, we have established an M&A framework and robust M&A pipeline that will allow us to selectively and strategically consolidate the oilfield service rental tool industry. Our recent acquisition of Deep Casing Tools and our pending acquisition of SDP are outstanding examples of how we are expanding DTI’s growth opportunities, both domestically and internationally, with a particular focus on our presence in Europe and the Middle East. We are confident that these and future acquisitions will drive innovation, expand our footprint and addressable market, enhance our product offerings, and, as a result, increase shareholder value.”

Selected 2023 Financial and Operating Results

DTI generated total consolidated revenue of $152 million in 2023, an increase of 17.4% compared to 2022.

2023 Tool Rental net revenue was $119.2 million, an increase of 20.4% compared to 2022 due to a strong first half performance and maintaining a solid market share despite a declining rig count in the second half of 2023.

2023 Product Sales net revenue totaled $32.8 million, an increase of 7.4% compared to 2022. The increase was driven by a strong first half as well as ongoing tool recovery revenue which occurs as part of the rental tool lifecycle.

2023 operating expenses were $124.1 million compared to $104.3 million in 2022, resulting from the added costs of going public as well as additional administrative and compliance expenses.

2023 operating income was $27.9 million, compared to  $25.3 million in 2022.

2023 Adjusted EBITDA(1) was $51.0 million, compared to $41.2 million in 2022.

2023 Adjusted free cash flow(1)(2) was $7.3 million, compared to $16.5 million in 2022. The decrease was primarily due to approximately $19 million more capital expenditure dollars spent in 2023 compared to 2022.  This increased investment was needed to meet customer demand for new products and future growth.

2023 fourth quarter results reflected the industry’s continued second half rig count and market activity declines.  DTI was able to scale back on capital expenditures in order to meet its adjusted free cash flow target of $6 to $8 million, defined as Adjusted EBITDA less Gross Capital Expenditures, which is a unique lever at its disposal to generate returns in lieu of growth. Management views this metric as a good measure of the overall performance of its business.

At December 31, 2023, DTI had $6 million of cash and cash equivalents and no debt.

Subsequent to year end, on March 18, 2024, DTI announced that it completed an amendment to its existing Amended and Restated Senior Secured Asset‑Based Revolving Credit, Security and Guaranty Agreement, with PNC Business Credit, a division of PNC Bank. This ABL Amendment, among other provisions, increased the borrowing capacity from $60 million to $80 million, improved its interest rate and removed certain restrictive financial covenants. The maturity date of the ABL Credit Facility was extended to March 2029. Additionally, DTI entered into a new $25 million term loan with PNC to further support its growth strategy. The Term Loan also matures in March 2029.

2024 Outlook

“Looking forward, we are excited about our market opportunities and expect to more than double our adjusted free cash flow in 2024 as we prepare for increased market-driven demand for our rental tools and services for the remainder of the decade,” added Prejean. “Additionally, while our growth has historically been tied to rig count, we have aligned our business to be positively impacted by the trend of longer laterals being drilled in multi-well pads. Our customers benefit from efficiencies and lower drilling costs when using our proprietary and technologically advanced rental tools.

“Our full-year 2024 outlook below includes the recent Deep Casing Tools acquisition’s estimated impact on 2024 results, but does not include any contribution from the pending acquisition of Superior Drilling Products. We will update 2024 guidance to include SDP once we close the transaction,” concluded Prejean.

Full Year 2024
Revenue	$170 million	-	$185 million
Net Income	$15 million	-	$21 million
Adjusted EBITDA(1)	$50 million	-	$58.5 million
Adjusted EBITDA Margin(1)	29%	-	32%
Adjusted Free Cash Flow(1)(2)	$20 million	-	$25.5 million

(1)
Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

(2)	Adjusted Free Cash Flow defined as Adjusted EBITDA less Gross Capital Expenditures.

2023 Full Year and Fourth Quarter Conference Call Information

DTI confirmed today that the Company's live conference call can be accessed via dial-in or webcast on Thursday, March 28, 2024 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).

What:	Drilling Tools International 2023 Full Year Earnings Conference Call
When:	Thursday, March 28, 2024 at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time
How:	Live via phone – By dialing 1- 201-389-0869 and asking for the DTI call at least 10 minutes prior to the start time, or Live Webcast – By logging onto the webcast at the address below
Where:	https://investors.drillingtools.com/news-events/events

For those who cannot listen to the live call, a replay will be available through April 4, 2024, and may be accessed by dialing 1-201-612-7415 and using passcode 13744642#.  Also, an archive of the webcast will be available shortly after the call at https://investors.drillingtools.com/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI now operates from 16 service and support centers across North America and maintains 8 international service and support centers across Europe and the Middle East.  To learn more about DTI, please visit: www.drillingtools.com.

Contact:
DTI Investor Relations
Ken Dennard / Rick Black
InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the business combination and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to remain the sole North American distributor of the Drill-N-Ream; (4) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (5) DTI’s ability to source tools and raw materials at a reasonable cost; (6) DTI’s ability to market its services in a competitive industry; (7) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (8) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (9) DTI’s ability to obtain additional capital; (10) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (11) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (12) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (13) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (14) the potential for volatility in the market price of DTI’s common stock; (15) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (16) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (17) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (18) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by DTI with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties described in the definitive proxy statement/prospectus/consent solicitation statement with the SEC by the Company on May 12, 2023 (the “Proxy Statement”), and the information presented in DTI’s annual report on Form 10-K filed March 29, 2024 (the “10-K”). Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Proxy Statement or the 10-K. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of each of DTI, including those set forth in the Risk Factors section of the Proxy Statement and described in the 10-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Tables to Follow

Drilling Tools International Corp.
Consolidated Statement of Operations and Comprehensive Income
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31,
	2023	2022
Revenue, net:
Tool rental	$119,239	$99,018
Product sale	32,795	30,538
Total revenue, net	152,034	129,556
Operating costs and expenses:
Cost of tool rental revenue	30,960	27,581
Cost of product sale revenue	4,559	5,423
Selling, general, and administrative expense	68,264	51,566
Depreciation and amortization expense	20,352	19,709
Total operating costs and expenses	124,135	104,279
Operating income	27,899	25,277
Other expense, net:
Interest expense, net	(1,103)	(477)
Gain on sale of property	101	127
Loss on asset disposal	(489)	—
Unrealized gain (loss) on equity securities	(255)	234
Other expense, net	(6,359)	(384)
Total other expense, net	(8,105)	(500)
Income before income tax expense	19,794	24,777
Income tax expense	(5,046)	(3,698)
Net income	$14,748	$21,080
Accumulated dividends on redeemable convertible preferred stock	314	1,189
Net income available to common shareholders	$14,434	$19,891
Basic earnings per share	$0.67	$1.66
Diluted earnings per share	$0.59	$1.07
Basic weighted-average common shares outstanding*	21,421,610	11,951,137
Diluted weighted-average common shares outstanding*	25,131,010	19,677,507
Comprehensive income:
Net income	$14,748	$21,080
Foreign currency translation adjustment, net of tax	(114)	173
Net comprehensive income	$14,634	$21,253

* Shares of legacy redeemable convertible preferred stock and legacy common stock have been retroactively restated to give effect to the Merger.

Drilling Tools International Corp.
Consolidated Statement of Operations and Comprehensive Income
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Three Months Ended December 31,
	2023	2022
Revenue, net:
Tool rental	$28,600	$28,741
Product sale	6,589	7,919
Total revenue, net	35,189	36,660
Operating costs and expenses:
Cost of tool rental revenue	7,175	7,003
Cost of product sale revenue	904	1,638
Selling, general, and administrative expense	17,265	15,142
Depreciation and amortization expense	5,317	4,927
Total operating costs and expenses	30,661	28,710
Operating income	4,528	7,950
Other expense, net:
Interest expense, net	(108)	(436)
Gain on sale of property	33	20
Loss on asset disposal	(489)	—
Unrealized gain (loss) on equity securities	(107)	309
Other expense, net	(189)	(175)
Total other expense, net	(860)	(282)
Income before income tax expense	3,668	7,668
Income tax expense	155	(851)
Net income	$3,823	$6,817
Accumulated dividends on redeemable convertible preferred stock	—	306
Net income available to common shareholders	$3,823	$6,511
Basic earnings per share	$0.13	$0.54
Diluted earnings per share	$0.13	$0.35
Basic weighted-average common shares outstanding*	29,768,568	11,951,137
Diluted weighted-average common shares outstanding*	29,768,568	19,677,507
Comprehensive income:
Net income	$3,823	$6,817
Foreign currency translation adjustment, net of tax	3	259
Net comprehensive income	$3,826	$7,076

* Shares of legacy redeemable convertible preferred stock and legacy common stock have been retroactively restated to give effect to the Merger.

Drilling Tools International Corp.
Consolidated Balance Sheets
(In thousands of U.S. dollars and rounded)
(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash	$6,003	$2,352
Accounts receivable, net	29,929	28,998
Inventories, net	5,034	3,281
Prepaid expenses and other current assets	4,553	4,381
Investments - equity securities, at fair value	888	1,143
Total current assets	46,408	40,155
Property, plant and equipment, net	65,800	44,154
Operating lease right-of-use asset	18,786	20,037
Intangible assets, net	216	263
Deferred financing costs, net	409	226
Deposits and other long-term assets	879	383
Total assets	$132,498	$105,218
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,751	$7,281
Accrued expenses and other current liabilities	10,579	7,299
Current portion of operating lease liabilities	3,958	3,311
Revolving line of credit	—	18,349
Total current liabilities	22,288	36,240
Operating lease liabilities, less current portion	14,893	16,691
Deferred tax liabilities, net	6,627	3,185
Total liabilities	43,808	56,116
Commitments and contingencies (See Note 14)
Redeemable convertible preferred stock
Series A redeemable convertible preferred stock*, par value $0.01; nil shares and 30,000,000 shares authorized at December 31, 2023 and December 31, 2022, respectively; nil shares and 6,719,641 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	17,878
Shareholders' equity
Common stock*, par value $0.0001; 500,000,000 shares and 65,000,000 shares authorized at December 31, 2023 and December 31, 2022, respectively; 29,768,568 shares and 11,951,137 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	3	1
Preferred stock, par value $0.0001; 10,000,000 and nil shares authorized at December 31, 2023 and December 31, 2022, respectively; nil shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in-capital	95,218	52,388
Accumulated deficit	(6,306)	(21,054)
Less treasury stock, at cost; nil shares at December 31, 2023 and December 31, 2022	—	—
Accumulated other comprehensive loss	(225)	(111)
Total shareholders' equity	88,690	31,224
Total liabilities, redeemable convertible preferred stock and shareholders' equity	$132,498	$105,218

* Shares of legacy redeemable convertible preferred stock and legacy common stock have been retroactively restated to give effect to the Merger.

Drilling Tools International Corp.
Consolidated Statement of Cash Flows
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$14,748	$21,080
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	20,352	19,709
Amortization of deferred financing costs	139	94
Amortization of debt discount	—	58
Non-cash lease expense	4,515	4,139
Provision for excess and obsolete inventory	75	45
Provision for excess and obsolete property and equipment	122	510
Loss on asset disposal	489	—
Bad debt expense	117	307
Deferred tax expense	3,443	1,080
Gain on sale of property	(101)	(127)
Unrealized (gain) loss on equity securities	255	(234)
Unrealized (gain) loss on interest rate swap	—	(1,423)
Realized loss on interest rate swap	4	—
Gross profit from sale of lost-in-hole equipment	(16,686)	(16,813)
Stock-based compensation expense	3,986	—
Changes in operating assets and liabilities:
Accounts receivable, net	(1,048)	(9,268)
Prepaid expenses and other current assets	519	(3,476)
Inventories, net	(1,716)	(906)
Deposits and other long-term assets	(496)	17
Operating lease liabilities	(4,415)	(4,174)
Accounts payable	(1,552)	(1,432)
Accrued expenses and other current liabilities	583	4,808
Net cash from operating activities	23,334	13,994
Cash flows from investing activities:
Proceeds from sale of property and equipment	202	1,042
Purchase of property, plant and equipment	(43,750)	(24,688)
Proceeds from sale of lost-in-hole equipment	19,684	21,116
Net cash from investing activities	(23,864)	(2,530)
Cash flows from financing activities:
Proceeds from Merger and PIPE Financing, net of transaction costs	23,162	—
Payment of deferred financing costs	(324)	(251)
Proceeds from revolving line of credit	73,050	108,594
Payments on revolving line of credit	(91,399)	(116,670)
Payments on long-term debt	—	(1,000)
Payments on finance leases	—	(10)
Payments to holders of DTIH redeemable convertible preferred stock in connection with retiring their DTI stock upon the Merger	(194)	—
Net cash from financing activities	4,295	(9,337)
Effect of Changes in Foreign Exchange Rate	(114)	173
Net Change in Cash	3,651	2,300
Cash at Beginning of Period	2,352	52
Cash at End of Period	$6,003	$2,352
Supplemental cash flow information:
Cash paid for interest	$1,174	$340
Cash paid for income taxes	$3,006	$723
Non-cash investing and financing activities:
ROU assets obtained in exchange for lease liabilities	$3,264	$7,907
Purchases of inventory included in accounts payable and accrued expenses and other current liabilities	$601	$79
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$1,422	$372
Non-cash directors and officers insurance	$695	$—
Non-cash Merger financing	$2,000	$—
Exchange of DTIH redeemable convertible preferred stock for DTIC Common Stock in connection with Merger	$7,193	$—
Issuance of DTIC Common Stock to former holders of DTIH redeemable convertible preferred stock in connection with Exchange Agreements	$10,805	$—
Accretion of redeemable convertible preferred stock to redemption value	$314	$1,189

Non-GAAP Financial Measures

This release includes Adjusted EBITDA and Adjusted Free Cash Flow measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA is useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure used for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow to the most directly comparable GAAP financial measures for the periods indicated:

Drilling Tools International Corp.
Reconcilation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three Months Ended December 31,
	2023	2022
Net income	$3,823	$6,817
Add (deduct):
Income tax expense	(155)	851
Depreciation and amortization	5,317	4,927
Interest expense, net	108	436
Stock option expense	—	—
Management fees	357	155
Gain on sale of property	(33)	(20)
Loss on asset disposal	489	—
Unrealized gain (loss) on equity securities	107	(309)
Transaction expense	16	—
ERC credit received	—	—
Other expense, net	173	175
Adjusted EBITDA	$10,202	$13,032

Drilling Tools International Corp.
Reconcilation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Twelve Months Ended December 31,
	2023	2022
Net income	$14,748	$21,080
Add (deduct):
Income tax expense	5,046	3,698
Depreciation and amortization	20,352	19,709
Interest expense, net	1,103	477
Stock option expense	1,661	—
Management fees	1,130	449
Gain on sale of property	(101)	(127)
Loss on asset disposal	`	—
Unrealized gain (loss) on equity securities	255	(234)
Transaction expense	5,979	—
ERC credit received	—	(4,272)
Other expense, net	380	384
Adjusted EBITDA	$51,042	$41,163

Drilling Tools International Corp.
Reconcilation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Twelve Months Ended December 31,
	2023	2022
Net income	$14,748	$21,080
Add (deduct):
Income tax expense	5,046	3,698
Depreciation and amortization	20,352	19,709
Interest expense, net	1,103	477
Stock option expense	1,661	—
Management fees	1,130	449
Gain on sale of property	(101)	(127)
Loss on asset disposal	489	—
Unrealized gain (loss) on equity securities	255	(234)
Transaction expense	5,979	—
ERC credit received	—	(4,272)
Other expense, net	380	384
Gross capital expenditures	(43,750)	(24,688)
Adjusted Free Cash Flow	$7,292	$16,476

Drilling Tools International Corp.
Reconcilation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three Months Ended December 31,
	2023	2022
Net income	$3,823	$6,817
Add (deduct):
Income tax expense	(155)	851
Depreciation and amortization	5,317	4,927
Interest expense, net	108	436
Stock option expense	—	—
Management fees	357	155
Gain on sale of property	(33)	(20)
Loss on asset disposal	489	—
Unrealized gain (loss) on equity securities	107	(309)
Transaction expense	16	—
ERC credit received	—	—
Other expense, net	173	175
Gross capital expenditures	(6,974)	(8,453)
Adjusted Free Cash Flow	$3,228	$4,579

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income to Adjusted EBITDA
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net Income	$15,000	$21,000
Add (deduct)
Interest expense, net	2,000	2,300
Income tax expense	5,500	6,000
Depreciation and amortization	22,000	22,500
Management fees	600	1,000
Other expense	2,000	2,200
Stock option expense	2,100	2,300
Transaction expense	800	1,200
Adjusted EBITDA	$50,000	$58,500
Revenue	170,000	185,000
Adjusted EBITDA Margin	29%	32%

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income to Adjusted Free Cash Flow
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net Income	$15,000	$21,000
Add (deduct)
Interest expense, net	2,000	2,300
Income tax expense	5,500	6,000
Depreciation and amortization	22,000	22,500
Management fees	600	1,000
Other expense	2,000	2,200
Stock option expense	2,100	2,300
Transaction expense	800	1,200
Gross capital expenditures	(30,000)	(33,000)
Adjusted Free Cash Flow	$20,000	$25,500